Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Appoints Amy Schulman to Board of Directors

CAMBRIDGE, Mass., January 04, 2017 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) today announced the appointment of Amy Schulman to its board of directors. Schulman is an accomplished leader and entrepreneur with a proven track record of enabling pharmaceutical and biotechnology companies to maximize the value of their brands and realize the potential of their innovations. She currently holds key leadership roles at two biotech companies, serving as chief executive officer and co-founder of Lyndra, Inc., and executive chair of SQZ Biotech. In addition, she is a venture partner at Polaris Partners, serving on the firm’s life sciences investment team.

“Ironwood is committed to attracting board members who have an owner-oriented mindset, business savvy, a strong interest in our company, absolute integrity and great strategic judgment. We believe Amy embodies each of these qualities, and that she will be a valuable advisor as we seek to expand the reach and impact of our marketed products, advance our internal pipeline, and identify opportunities to access external innovation,” said Peter Hecht, chief executive officer of Ironwood.

“Ironwood has successfully advanced an innovative product to market and established a strong commercial capability, which is driving revenue growth and pipeline development,” said Schulman. “This is how innovative biopharmaceutical companies are created, and it is an honor to join this Board as we help the terrific management team bring value for patients and shareholders.”

In addition to her roles at Lyndra, SQZ, and Polaris, Schulman is also a senior lecturer at Harvard Business School and serves on the boards of directors of Alnylam Pharmaceuticals, Inc. and Blue Buffalo Pet Products, Inc. She also recently served as chief executive officer of Arsia Therapeutics, Inc., until its acquisition in November 2016. Prior to these roles, she was the executive vice president and general counsel of Pfizer Inc. In this role, she led the $4 billion consumer healthcare business, including the Advil, Chapstick, Centrum, Emergen-C, and Robitussin brands, while concurrently acting as general counsel and leading the company’s team of approximately 700 legal professionals as well as participating on the company’s executive leadership team. Previously, she held the position of senior vice president and general manager of Pfizer Nutrition. Before joining Pfizer, she was a partner at the law firm DLA Piper, where she was a member of the board and executive policy committees. Schulman graduated with honors from Wesleyan University, where she was elected to Phi Beta Kappa, and earned her J.D. from Yale Law School.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (NASDAQ: IRWD) is a commercial biotechnology company focused on creating medicines that make a difference for patients, building value for our fellow shareholders, and empowering our passionate team. We are advancing a pipeline of innovative medicines in areas of significant unmet need, including irritable bowel syndrome with constipation (IBS-C)/chronic idiopathic constipation (CIC), uncontrolled gout, refractory gastroesophageal reflux disease, and vascular and fibrotic diseases. We discovered, developed and are commercializing linaclotide, the U.S. branded prescription market leader in the IBS-C/CIC category, and we are applying our proven R&D and commercial capabilities to advance multiple internally-developed and externally-accessed product opportunities. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. For more information, please visit www.ironwoodpharma.com or www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the expected benefits from Ms. Schulman’s service on the Company’s board, expanding the reach and impact of our marketed products, advancing our internal pipeline, identifying opportunities to access external innovation, and driving revenue growth and pipeline development.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; efficacy, safety and tolerability of linaclotide, lesinurad and our product candidates; decisions by regulatory authorities; the risk that we may never get sufficient patent protection for linaclotide and our product candidates or that we are not able to successfully protect such patents; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues, linaclotide, lesinurad or our product candidates; and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and in our subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements.

SOURCE: Ironwood Pharmaceuticals, Inc.

Media Relations	Investor Relations
Trista Morrison, 617-374-5095	Meredith Kaya, 617-374-5082
Director, Corporate Communications	Director, Investor Relations
tmorrison@ironwoodpharma.com	mkaya@ironwoodpharma.com